Exhibit 10.6

Form of Shareholder Indemnification Agreement

CONFIDENTIAL

This INDEMNIFICATION AGREEMENT, dated as of December 11, 2007 (the “Agreement”), is among (i) Franklin Holdings (Bermuda), Ltd., a Bermuda exempted company (the “Company”), (ii) James River Group, Inc., a Delaware corporation (James River), and (iii) [●] (each an “Investor” and, together, the “Investors”). Capitalized terms used in this Agreement without definition have the meanings set forth in Section 1 below.

RECITALS

A.         The Company and Franklin Acquisition Corp. (“Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of June 11, 2007 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), with James River, pursuant to which the Company has agreed to acquire, on the terms and subject to the conditions set forth in the Merger Agreement, all of the outstanding shares of capital stock of James River via the merger of Merger Sub with and into James River (the “Merger”).

B.         The Company and certain of its shareholders, including the Investors, have entered into an Investor Shareholders Agreement (as the same may be amended from time to time in accordance with its terms, the “Shareholders Agreement”), dated as of the date of this Agreement, setting forth certain terms and conditions regarding the ownership of Equity Securities, including certain restrictions on the transfer of such Equity Securities, and the governance of the Company and its Subsidiaries.

C.         In order to fund the merger consideration payable under the Merger Agreement, to capitalize the proposed Bermuda reinsurance Subsidiary of the Company, and to pay or reimburse expenses and incidental activities related to such funding and capitalization, (a) the Company is selling Preferred Shares, to each Investor and to other shareholders of the Company as are listed in the signature pages to the Shareholders Agreement (the “Equity Offering”), and (b) James River and affiliates of the Company are entering into the Debt Financing.

D.         The Company or one or more of its Subsidiaries from time to time in the future may (a) offer and sell or cause to be offered and sold equity or debt securities or instruments (such offerings, collectively, the “Subsequent Offerings”), including (i) offerings of shares of capital stock of the Company or any of its Subsidiaries, and/or options to purchase such shares or other equity-linked securities to employees and directors of the Company or any of its Subsidiaries (any such offering, a “Management Offering”), and (ii) one or more offerings of debt securities or instruments, and (b) repurchase, redeem, or otherwise acquire certain securities of the Company or any of its Subsidiaries or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization, or

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reorganization, a “Redemption”), in each case, subject to the terms and conditions of the Shareholders Agreement and any other applicable agreement.

E.         The parties to this Agreement recognize the possibility that claims might be made against and liabilities incurred by any of the Investors or any Excluded Person under applicable securities laws or otherwise in connection with the Transactions or the Offerings, or relating to the provision of financial, investment banking, management, advisory, consulting, monitoring or other services (the “Transaction Services”) or actions or omissions of or by the Company or any of its Subsidiaries, and the parties to this Agreement accordingly wish to provide for the Investors and the other Indemnitees to be indemnified in respect of any such claims and liabilities.

F.         The parties to this Agreement recognize that claims might be made against and liabilities incurred by Investors that hold Voting Proxies in connection with their exercise of their rights to vote the Voting Securities subject to such Voting Proxies, and the parties to this Agreement accordingly wish to provide for such holders to be indemnified in respect of any such claims and liabilities.

G.         The parties to this Agreement recognize that claims might be made against and liabilities incurred by directors and officers of the Company or any of its Subsidiaries in connection with their acting in such capacity, and that breach of fiduciary duty claims might be made against and liabilities incurred by shareholders of the Company, and accordingly wish to provide for such shareholders, directors, and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions set forth in this Agreement, the parties to this Agreement agree as follows:

1.          Definitions.

(a)        “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person; (ii) any Person directly or indirectly owning or Controlling ten percent or more of any class of outstanding voting securities of such Person; or (iii) any officer, director, general partner, special limited partner, or trustee of any such Person described in clause (i) or (ii).

(b)        “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by the Company or any of its Subsidiaries under this Agreement.

(c)        “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(d)        “Common Shares” means the common shares, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection

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with any stock split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or other similar reorganization.

(e)        “Control” of any Person means the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise).

(f)         “Debt Financing” means the financing contemplated by the Debt Commitment Letters (as defined in the Shareholders Agreement), and any replacement financing for, or refinancing of, such financing.

(g)        “Determination” means a determination that either (i) there is a reasonable basis for the conclusion that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (ii) solely in the case of an Indemnitee making a Claim in such Indemnitee’s capacity as director or officer of the Company or any of its Subsidiaries, there is no reasonable basis for the conclusion that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination includes both the decision that a Determination was required by applicable law and this Agreement in connection with indemnification and the decision as to the applicable standard of conduct.

(h)        “Equity Securities” means any and all (a) Common Shares, (b) Preferred Shares, or (c) securities of the Company convertible into, or exchangeable or exercisable for, Common Shares, and options, warrants, or other rights to acquire Common Shares.

(i)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j)         “Excluded Person” means any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, or assignee of the Investors or any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, or assignee of any of the foregoing.

(k)        “Expenses” means all reasonable and reasonably documented attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, costs, or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing, or otherwise participating in a Proceeding.

(l)         “Extraordinary Transaction” means: (i) the acquisition by any Person or Group of (x) Voting Securities representing 50 percent or more of the voting power of the Company’s then outstanding Voting Securities or (y) 50 percent or more of the Shares then outstanding, in each case other than any such acquisition by the Company or any Subsidiary of the Company, any member of an Investor Group (as defined in the Shareholders Agreement), any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the

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foregoing; (ii) the merger, consolidation, recapitalization, stock purchase, or other similar transaction involving the Company, as a result of which Persons who were shareholders immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated, or surviving company; (iii) a majority of the votes of the total authorized membership of the board of directors of the Company shall cease to be held by directors designated by the Investors, the GS Investors (as defined in the Shareholders Agreement), the Elliott Investors (as defined in the Shareholders Agreement), any Additional Co-Investor (as defined in the Shareholders Agreement), or members of their respective Investor Groups; or (iv) the sale, transfer, or other disposition of all or substantially all of the assets of the Company to one or more Persons that are not, immediately prior to such sale, transfer, or other disposition, Affiliates of the Company. Notwithstanding the foregoing, a Public Offering shall not constitute an Extraordinary Transaction.

(m)       “Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(n)        “Indemnitee” means each of the Investors, their respective Affiliates (other than the Company and any of its Subsidiaries), each Related Entity, their respective successors and assigns, and the respective directors, officers, liquidators, partners, members, stockholders, employees, agents, advisers, consultants, representatives, and controlling persons (within the meaning of the Securities Act) of each of them, or of their partners, members, and controlling persons, and each other person who is or becomes a director or an officer of any member of the Company or any of its Subsidiaries, in each case irrespective of the capacity in which such person acts, and whether or not such Person continues to have the applicable status referred to above.

(o)        “Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 4(e) below, who has not otherwise performed any services for the Company, any of its Subsidiaries, or for any Indemnitee within the last three years (other than with respect to matters concerning the rights of an Indemnitee under this Agreement or other indemnitees under indemnity agreements similar to this Agreement).

(p)        “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive, consequential, special, and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs (including costs of investigation and preparations) and Expenses (including interest, assessments, and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers, and other professional advisers), in each case whether incurred, arising, or existing with respect to third parties or otherwise at any time or from time to time, other than, for the avoidance of doubt, (i) solely in the case of a Shareholder (as such term is defined in the Shareholders Agreement) or former Shareholder, any such claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages, fees, fines, penalties, amounts paid in settlement, costs or Expenses incurred or arising in connection with a breach of contract claim under the Shareholders Agreement or the Voting Proxies against such Shareholder or former Shareholder by another party to the Shareholders

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Agreement or the Voting Proxies, it being understood that this clause (i) shall not apply to any Obligations of an Excluded Person of such Shareholder or former Shareholder incurred or arising in connection therewith; (ii) any such claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages, fees, fines, penalties, amounts paid in settlement, costs or Expenses incurred or arising in connection with any claim against an Indemnitee by a direct or indirect equityholder of an Indemnitee arising out of such equityholder’s direct or indirect ownership of equity interests in Indemnitee or its Affiliates or any related contractual arrangements; or (iii) any such claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages, fees, fines, penalties, amounts paid in settlement, costs, or Expenses incurred or arising in connection with any claim against an Indemnitee by any service provider of such Indemnitee or its affiliates arising in connection with the provision of services by such service provider to such Indemnitee or affiliates.

(q)        “Offerings” means the Equity Offering, any Management Offering, any Redemption, and any Subsequent Offering.

(r)         “Person” means an individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof, or any other entity or Group.

(s)         “Preferred Shares” means the 2,500,000 shares of Series A Preferred Stock, par value $0.01 per share, of the Company and any other preference shares issued in accordance with the Bye-laws.

(t)         “Proceeding” means a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(u)        “Public Offering” means an offering of Common Shares pursuant to a registration statement filed in accordance with the Securities Act.

(v)        “Related Document” means any agreement, certificate, instrument, or other document to which the Company or any of its Subsidiaries may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Offering or any of the transactions contemplated thereby, including in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of the Company or any of its Subsidiaries with the Commission in connection with the Transactions or any Offering, including all exhibits, financial statements, and schedules appended to such registration statement, and any submissions to the Commission in connection with such registration statement; (ii) any prospectus (preliminary, final, free-writing, or otherwise), included in such registration statements or otherwise filed by or on behalf of the Company or any of its Subsidiaries in connection with the Transactions or any Offering or used to offer or confirm sales of their respective securities or instruments in any Offering; (iii) any private placement or offering memorandum or circular, information statement, or other information or materials distributed by

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or on behalf of the Company or any of its Subsidiaries or any placement agent or underwriter in connection with the Transactions or any Offering; (iv) any federal, state, or foreign securities law or other governmental or regulatory filings or applications made in connection with any Offering, the Transactions, or any of the transactions contemplated thereby; (v) any dealer-manager, underwriting, subscription, purchase, shareholders, option, or registration rights agreement or plan entered into or adopted by the Company or any of its Subsidiaries in connection with any Offering; (vi) any purchase, repurchase, redemption, recapitalization or reorganization, or other agreement entered into by the Company or any of its Subsidiaries in connection with any Redemption; or (vii) any quarterly, annual, or current reports or other filing filed, furnished, or supplementally provided by the Company or any of its Subsidiaries with or to the Commission or any securities exchange, including all exhibits, financial statements, and schedules appended to such reports or filings, and any submission to the Commission or any securities exchange in connection with such reports or filings.

(w)       “Related Entity” means [●]; any entity directly or indirectly affiliated with any of the Investor or [●]; investment funds directly or indirectly affiliated with, or controlled by, any of the Investor or [●]; subsidiaries of and entities directly or indirectly controlled by any of the Investor, [●] and/or such entities; and investment vehicles to which investment management services are provided by any of the foregoing.

(x)        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(y)        “Subsidiary” means each Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50 percent of the outstanding capital stock or other equity interests.

(z)        “Transactions” means the Merger, the Equity Offering, the Debt Financing, and any transaction for which Transaction Services are or have been provided to the Company or any of its Subsidiaries.

(aa)      “Voting Securities” means, at any time, shares of any class of Equity Securities of the Company, which are then entitled to vote generally in the election of directors.

2.          Indemnification.

(a)        Without in any way limiting any rights of indemnification any Indemnitee may have pursuant to Article V of the Shareholders Agreement, each of the Company and James River (each an “Indemnifying Party” and collectively the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend, and hold harmless each Indemnitee:

(i)                 from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon, or relating to liabilities under the Securities Act, the Exchange Act, or any other applicable securities or other laws, rules, or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant, or agreement in any Related Document, or any allegation of inaccuracy, breach, or default; (ii) any untrue statement or

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alleged untrue statement of a material fact contained in any Related Document; or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated in such Related Document or necessary to make the statements in such Related Document not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon (x) any representation, warranty, covenant, or agreement of, or made by, an Indemnitee in any Related Document or (y) an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Indemnifying Parties, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document;

(ii)         with respect to Indemnitees that are the holders of any Voting Proxies, from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon, or relating to the exercise by such Indemnitee of its rights to vote the Voting Securities, except where a court of competent jurisdiction has rendered a final determination that the Obligations were incurred by reason of such Indemnitees’ fraud or willful misconduct;

(iii)        to the fullest extent permitted by the law of the place of organization of an Indemnifying Party, or by any other applicable law in effect as of the date of this Agreement or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of incorporation of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of the Company or any of its Subsidiaries or is or was serving at the request of such entity as a director, officer, member, employee, or agent of, or adviser or consultant to another corporation, partnership, joint venture, trust, or other enterprise; (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a shareholder (direct or indirect), a director, or an officer of the Company or any of its Subsidiaries; or (C) any payment by any of the Investors or any Excluded Person to an Indemnitee with respect to the Obligations referred to in this Section 2(a)(iii), in each case except where a court of competent jurisdiction has rendered a final determination that the Obligations were incurred by reason of such Indemnitees’ fraud or willful misconduct;

in each case including, but not limited to, any and all reasonable and reasonably documented fees, costs, and Expenses (including reasonable and reasonably documented fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising, or enforcing any of its rights, powers, privileges, or remedies in respect of this Agreement.

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(b)        Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or the Company or any of its Subsidiaries to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of Expenses (or related obligations of such Indemnitee) under the Company’s memorandum of association or bye-laws or any Subsidiary of the Company’s certificate of incorporation or by-laws or similar organizational documents, any other agreement to which such Indemnitee and the Company or any of its Subsidiaries are party, any vote of the directors of the Company or any of its Subsidiaries, any applicable law, or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf (including by any managing member of or adviser to such Indemnitee) in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the Person presiding over such Proceeding determines that (i) material assertions made by such Indemnitee in such proceeding were in bad faith or were frivolous or (ii) as a matter of applicable law, such Expenses must be limited in proportion to the success achieved by such Indemnitee in such Proceeding and the efforts required to obtain that success, as determined by such presiding Person.

3.          Contribution.

(a)        If for any reason the indemnity provided for in Section 2(a) above is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the Company and its Subsidiaries, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation; (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Offering, the relative benefits received by each of the Company and its Subsidiaries, on the one hand, and such Indemnitee, on the other, from such Transaction or Offering; and (iii) if required by applicable law, any other relevant equitable considerations.

(b)          For purposes of Section 3(a) above, the relative fault of each of the Company and its Subsidiaries, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information (including whether such information was supplied by the Company and its Subsidiaries, on the one hand, or by such Indemnitee, on the other), opportunity to correct the state of facts giving rise to such Obligation, and applicable law. For purposes of Section 3(a) above, the relative benefits received by each of the Company and its Subsidiaries, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company and its Subsidiaries, on the one hand, and such Indemnitee, on the other, from such Transaction or Offering.

(c)        The parties to this Agreement acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) above were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such Section. No Indemnifying Party shall be liable under Section

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3(a) above, as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances such Indemnifying Party would have been liable to indemnify, defend, and hold harmless such Indemnitee under the Section 2(a) above if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(a) above in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and such Indemnifying Party is not guilty of such fraudulent misrepresentation. For the avoidance of doubt, no Indemnifying Party shall be liable for contribution pursuant to Section 3(a) above with respect to any Obligation to the extent such Obligation would not be indemnifiable under this Agreement.

4.          Indemnification Procedures.

(a)                Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, such Indemnitee shall notify the Company or its appropriate Subsidiary in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim; provided that the failure or delay of such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to such Indemnitee relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if such Indemnitee has knowledge of such amount or a reasonable basis for making such an estimate. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to such Indemnitee, subject to the right of such Indemnitee to undertake such defense as provided below. An Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the expense of the Indemnifying Parties. In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after such Indemnitee has given the Notice of Claim, or in the event that such Indemnitee shall in good faith determine that the defense of any Claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including Claims brought by or on behalf of the Company or its Subsidiaries), such Indemnitee may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and, subject to the prior written consent of the Indemnifying Parties in the case of any compromise or settlement that requires the payment in respect of the Claim of any amount indemnifiable under this Agreement, such consent not to be unreasonably withheld or delayed, compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term of such judgment or settlement the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. Notwithstanding anything to the contrary contained in this Agreement, the Indemnifying Parties shall not be obligated to indemnify Indemnitee against

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amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of the Company (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld or delayed. In each case, each Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of such Indemnitee, as the case may be, and persons needed as witnesses who are employed by such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b)        An Indemnitee shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”). Each of the Indemnifying Parties, jointly and severally, agrees to advance all Expenses incurred by any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee other than a Proceeding pursuant to Section 2(b) above) in advance of the final disposition of such Claim without regard to whether such Indemnitee will ultimately be entitled to be indemnified for such Expenses upon receipt of an undertaking by or on behalf of such Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that such Indemnitee is not entitled to be indemnified by the Indemnifying Parties as authorized by this Agreement. Such repayment undertaking shall be unsecured and shall not bear interest. No Indemnifying Party shall impose on any Indemnitee additional conditions to advancement or require from such Indemnitee additional undertakings regarding repayment. The Indemnifying Parties shall make payment of such advances no later than ten days after the receipt of the Notice of Advances.

(c)        An Indemnitee shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by such Indemnitee shall bear simple interest at the rate equal to the HSBC Bank USA, N.A. prime rate as of the date of such payment plus 2 percent per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest on such Claim to such Indemnitee. The Indemnifying Parties shall make indemnification payments to such Indemnitee no later than 30 days after receipt of the Notice of Payment.

(d)        Determination. The Company and its Subsidiaries intend that an Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 2 above and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with (i) indemnification of any Indemnitee other than a director or officer of the Company or its Subsidiaries in connection with a Claim against such Indemnitee acting in such capacity (and then, only to the extent required by applicable law), (ii) advancement of Expenses pursuant to Section 4(b) above, (iii) indemnification for Expenses incurred as a witness, or (iv) any Claim or portion of a Claim with respect to which an Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of an Indemnitee, and any such Determination, shall be made within 30 days after receipt of a Notice of Claim, as follows:

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(i)          if no Extraordinary Transaction has occurred, (x) by a majority vote of the directors of the Indemnifying Parties who are not parties to such Claim, even though less than a quorum, or (y) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (z) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Indemnifying Party and such Indemnitee; and

(ii)         if an Extraordinary Transaction has occurred, by Independent Legal Counsel in a written opinion to the Indemnifying Parties (or their successors) and such Indemnitee.

The Indemnifying Parties shall pay all expenses incurred by an Indemnitee in connection with a Determination.

(e)        Independent Legal Counsel. If there has not been an Extraordinary Transaction, Independent Legal Counsel shall be selected by the board of directors of the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been an Extraordinary Transaction, Independent Legal Counsel shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Indemnifying Parties shall pay the reasonable and reasonably documented fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to its engagement.

(f)         Consequences of Determination; Remedies of Indemnitee. The Indemnifying Parties shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason any Indemnifying Party does not make timely indemnification payments or advances of expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require such Indemnifying Party to make such payments or advances. An Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 2 above and to have such Expenses advanced by the Company in accordance with Section 4(b) above. If an Indemnitee fails to timely challenge an Adverse Determination, or if an Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, no Indemnifying Party shall be obligated to indemnify or advance expenses to such Indemnitee under this Agreement.

(g)        Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(i)          It shall be a presumption that a Determination is not required.

(ii)        The burden of proof shall be on the Indemnifying Parties to overcome the presumption set forth in the preceding clause (i), and such

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presumption shall only be overcome if the Indemnifying Parties establish that there is no reasonable basis to support it.

(iii)        The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that an Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(iv)        Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to an Indemnitee’s claim or create a presumption that an Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by an Indemnitee pursuant to Section 4(f)above shall be de novo with respect to all determinations of fact and law.

5.          Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate, or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement, provided that to the extent that an Indemnitee is entitled to be indemnified by the Indemnifying Parties under this Agreement and by any other Indemnitee under any other agreement, document, certificate, or instrument, the obligations of the Indemnifying Parties hereunder shall be primary, and the obligations of such other Indemnitee secondary, and the Indemnifying Parties shall not be entitled to contribution or indemnification from or subrogation against such other Indemnitee. Notwithstanding the foregoing, any Indemnitee may choose to seek indemnification from any potential source of indemnification regardless of whether such indemnitor is primary or secondary. An Indemnitee’s election to seek advancement of indemnified sums from any secondary indemnifying party will not limit the right of such Indemnitee, or any secondary indemnitor proceeding under subrogation rights or otherwise, from seeking indemnification from the Indemnifying Parties to the extent that the obligations of the Indemnifying Parties are primary. The rights of each Indemnitee and the obligations of the Indemnifying Parties under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Transactions, each of the Company and its Subsidiaries, and each of their corporate successors, shall implement and maintain in full force and effect any and all provisions in their certificate of incorporation, memorandum of association, bye-laws, or similar organizational documents that may be necessary or appropriate to enable such Company or Subsidiary of the Company (or successor to the Company or Subsidiary of the Company) to carry out its obligations under this Agreement to the fullest extent permitted by applicable law, including a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as the Company or any of its Subsidiaries maintains liability insurance for any directors, officers, employees, or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide such Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and its Subsidiaries’ then current directors and officers.

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6.          Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt; (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service; or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices under this Agreement shall be delivered to the addresses set forth on the attached Annex A to this Agreement, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

7.          Governing Law; Jurisdiction; Waiver of Jury Trial. All disputes, claims, or controversies arising out of or relating to this Agreement, or the negotiation, validity, or performance of this Agreement, or the transactions contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties to this Agreement: (a) irrevocably and unconditionally consents and submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the State of New York or the United States District Court, in each case located in the Borough of Manhattan in New York City; (b) agrees that all claims in respect of such action or proceeding must be commenced, and may be heard and determined, exclusively in the courts of the State of New York or the United States District Court, in each case located in the Borough of Manhattan in New York City; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of New York or the United States District Court, in each case located in the Borough of Manhattan in New York City; and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the courts of the State of New York or the United States District Court, in each case located in the Borough of Manhattan in New York City. Each party to this Agreement agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NONE OF THE INVESTORS, INDEMNITEES, OR ANY EXCLUDED PERSON SHALL BE LIABLE TO

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THE COMPANY, JAMES RIVER, OR TO ANY OTHER PERSON MAKING CLAIMS ON BEHALF OF THE FOREGOING FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE, OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW, OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND THE COMPANY AND JAMES RIVER RELEASE EACH SUCH PERSON FROM LIABILITY FOR ANY SUCH DAMAGES.

8.          Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the agreements set forth in this Agreement are adhered to as originally contemplated to the greatest extent possible.

9.          Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to each of the Investors and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party to this Agreement and its successors and permitted assigns, and each other Indemnitee. The Investors may assign this Agreement or any of their rights, interests, and obligations under this Agreement to any Person or Persons to whom they transfer all or a portion of their Equity Securities in accordance with the terms and conditions of the Shareholders Agreement, but neither this Agreement nor any right, interest, or obligation under this Agreement shall be assigned, whether by operation of law or otherwise, by the Company without the prior written consent of each of the Investors.

10.        Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except where expressly specified to the contrary, whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement is not intended to confer any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee. No amendment, modification, supplement, or discharge of this Agreement, and no waiver under this Agreement shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement, or discharge is sought. Neither the waiver by any of the parties to this Agreement or any other Indemnitee of a breach of or a default

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under any of the provisions of this Agreement, nor the failure by any party to this Agreement or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers, or privilege under this Agreement, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions of this Agreement, or any rights, powers, or privileges under this Agreement. The rights, indemnities, and remedies provided in this Agreement are cumulative and are not exclusive of any rights, indemnities, or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity, or otherwise. This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page has been left blank intentionally; signature pages follow.]

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IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement by their authorized representatives as of the date first above written.

FRANKLIN HOLDINGS (BERMUDA), LTD.

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

JAMES RIVER GROUP, INC.

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

[●]

By:
Name:
Title: Authorized Signatory

[Signature Page to Indemnification Agreement]

Annex A

Notice Addresses

If to the Company to:

Franklin Holdings (Bermuda), Ltd.

Clarendon House

2 Church Street

Hamilton HM 11 Bermuda

Attention: Charles Collis, Esq.

Telephone: (441) 295-1422

Facsimile: (441) 292-4720

D. E. Shaw Oculus Portfolios, L.L.C., D. E. Shaw CH-SP Franklin, L.L.C., and

D. E. Shaw CF-SP Franklin, L.L.C.

Tower 45, 39th Floor

120 West 45th Street

New York, NY 10036

Attention: Andrew Lindholm, Esq.

Telephone: (212) 478-0000

Facsimile: (212) 478-0100

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Andrew L. Sommer, Esq.

Telephone: (212) 909-6000

Facsimile: (212) 909-6836

If to any Subsidiary of the Company to:

James River Group, Inc.

300 Meadowmont Village Circle

Suite 333

Chapel Hill, NC 27517

Attention: J. Adam Abram

Telephone: (919) 883-4171

Facsimile: (919) 883-4177

with a copy to (which shall not constitute notice):

D. E. Shaw & Co., L.L.C.

Tower 45, 39th Floor

120 West 45th Street

New York, NY 10036

Attention: Andrew Lindholm, Esq.

Telephone: (212) 478-0000

Facsimile: (212) 478-0100

If to the Investors to:

[●]

with a copy to (which shall not constitute notice):

[●]